UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 6, 2015

PRESS GANEY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37398	20-0259496
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Edgewater Place

Suite 500

Wakefield Massachusetts 01880

(Address of principal executive offices) (Zip Code)

(781) 295-5000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2015, Press Ganey Holdings, Inc. (the “Company”) announced that effective August 31, 2015, Matthew W. Hallgren will no longer serve as its Chief Financial Officer.

Also on August 6, 2015, the Company announced that Breht T. Feigh will be appointed as Chief Financial Officer of the Company, effective August 31, 2015.

Breht T. Feigh (48) has served as Executive Vice President and Chief Development Officer of American Dental Partners, Inc. (“AMDPI”) since 2013, and Chief Financial Officer of AMDPI from 2001 through 2013.

Mr. Feigh will receive a base salary of $300,000 and will be eligible to receive bonus compensation equivalent to 80% of his base salary, contingent upon the Company’s achievement of certain financial targets and Mr. Feigh’s performance.  In addition, on September 1, 2015, Mr. Feigh will receive an equity grant of $800,000, divided equally as performance shares, time vested restricted shares and stock options.

Item 9.01 Financial Statements and Exhibits

(d)              Exhibits.

99.1                        Press Release dated August 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESS GANEY HOLDINGS, INC.

	By:	/s/ Devin J. Anderson
Devin J. Anderson
General Counsel and Corporate Secretary

Date: August 7, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 6, 2015